Exhibit 10(o)
CONFIDENTIALITY, INTELLECTUAL PROPERTY & RESTRICTIVE COVENANT AGREEMENT
THIS AGREEMENT is made by and between      (hereinafter “Executive”) and McDonald's Corporation, a Delaware corporation, on its own behalf and on behalf of its subsidiaries and its affiliates (defined as all entities controlled by, under common control with, or controlling McDonald’s Corporation) as may exist from time to time (collectively hereinafter “McDonald’s”), and shall be effective as of the date signed by the Executive (the “Effective Date”).
WHEREAS,
A.McDonald’s competes in the business of operating and franchising quick-service, ready-to-eat restaurants on an international basis and has invested substantial time, money and other resources in building and maintaining its reputation and its brand and has developed favorable goodwill with customers, franchisees, manufacturers, vendors and suppliers and with the business community that has substantial proprietary value to McDonald’s, and McDonald’s wishes to safeguard this goodwill and proprietary value. Executive acknowledges that McDonald’s has highly valuable, long-term and near permanent relationships with certain customers, franchisees, manufacturers, vendors, suppliers, key employees and service organizations; that the preservation of these relationships is a legitimate, protectable interest and is of critical importance to the continued business success of McDonald’s and its brand; that it is the policy of McDonald’s to safeguard as confidential the identity and special needs of certain customers, franchisees, manufacturers, vendors, suppliers, key employees and service organizations; and that Executive, by virtue of his/her position with McDonald’s, had, have and will continue to have access to these customers, franchisees, manufacturers, vendors, suppliers, key employees and service organizations. Executive acknowledges that during the course of Executive’s employment, Executive has formulated, established or otherwise had access to and knowledge of (or will formulate, establish or have access to and knowledge of) Confidential Information, proprietary information and trade secrets relating to McDonald’s business as defined in this Agreement. Executive acknowledges that McDonald’s has a compelling business need and interest in preventing release or disclosure of its Confidential Information, proprietary information, and trade secret information as defined in this Agreement.
B.In exchange and as consideration for the promises and obligations contained herein, Executive will receive a 2017 annual grant of stock options and performance-based restricted stock units under the McDonald's Corporation 2012 Omnibus Stock Ownership Plan.

NOW, THEREFORE, for valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, McDonald’s and Executive agree as follows:
1)Covenant to Preserve Confidential Information. At all times during the term of Executive’s employment with McDonald’s and continuing at all times after the termination of Executive’s employment with McDonald’s for any reason, whether with or without cause, at the option of McDonald’s or Executive, with or without notice, Executive agrees and covenants that (A) Executive will hold in strict confidence and will not use, disclose, communicate, or distribute, to any person(s), firm or corporation, any Confidential Information (as defined herein), except as may be authorized and required in connection with Executive’s work for McDonald’s, unless Executive is compelled to do so by judicial process, or unless the General Counsel of McDonald’s expressly authorizes such in writing. Executive understands and agrees that any unauthorized use of Confidential Information by Executive or by any party receiving such information through Executive shall be deemed a material breach of this agreement; (B) Executive will not take, but will leave with McDonald’s, all records (including electronic data) and papers and all other items of whatever nature that contain Confidential Information; and (C) Executive will not write, confirm or otherwise communicate or publish to any person or entity any of McDonald’s trade secrets, proprietary information or Confidential Information, including, without limitation while using social media (e.g., blogging, tweeting, and postings on social networking sites).
For purposes of this Agreement, “Confidential Information” means all non-public information that is not generally known in the trade or industry and that is valuable to McDonald’s and that is disclosed by McDonald’s or by its affiliates to Executive or obtained by or imparted to Executive through Executive’s employment with McDonald’s (whether prepared by McDonald’s or its agents or advisors) in oral, electronic, tangible or intangible form, concerning the processes, products, services, technology, or business of McDonald’s, that is either identified by McDonald’s as being confidential, or that would be understood by a person in Executive’s position, exercising reasonable business judgment, to be confidential. Confidential Information includes, but is not limited to, (i) trade secrets and proprietary information as defined in this Agreement; (ii) special information about relationships and distributors, vendors, suppliers, manufacturers, franchisees, employees and customers, (iii) special and confidential knowledge about McDonald’s relating to pricing, business and financial affairs, advertising, marketing, sales, expansion plans, new store sites and strategies for McDonald’s business, including various technical items and equipment used or contemplated for use in McDonald’s business; and (iv) any information McDonald’s has received, and in the future may receive, from third parties for which McDonald’s may owe a duty to maintain confidentiality or to use solely for limited purposes. For purposes of this Agreement, the terms “trade secrets” and “proprietary information” include processes, methods, recipes, techniques, systems, formulae, patents, models, devices, compilations, customer lists, financial information, development plans, supplier lists and any information of whatever nature that gives McDonald’s an opportunity to obtain an advantage over competitors who do not know or use such information or data or any information that would be harmful to McDonald’s if disclosed. Confidential Information does not include general knowledge in the industry in which McDonald’s is engaged, information or materials disseminated to the general public by McDonald’s, and/or information that becomes public through no wrongful act or omission by Executive or by any other person.
Nothing herein prohibits Executive from reporting possible violations of federal, state or local law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. Executive does not need the prior authorization or approval from McDonald’s and is not required to notify McDonald’s before making any such reports or disclosures. In addition, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence either directly or indirectly to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a violation of law or (ii) in a complaint, or other document filed in a lawsuit or other proceeding, if such filing is made under seal. This Section will govern to the extent it may conflict with any other provision of this Agreement.
2)Covenant Not To Compete. At all times during Executive’s employment with McDonald’s and for a period of eighteen (18) months following Executive’s termination for any reason, whether with or without cause, at the option of McDonald’s or Executive, and/or with or without notice, Executive agrees and covenants that: (A) Executive shall not either directly or indirectly, alone or in conjunction with any other party or entity, perform any services, work or consulting for one or more Competitive Companies anywhere in the world. "Competitive Companies" shall mean any company in the ready-to-eat restaurant industry that competes with the business of McDonald's, including any business in which McDonald's engaged during the term of Executive's employment and any business that McDonald's was actively considering conducting at the time of the Executive's termination of employment. Examples of Competitive Companies include, but are not limited to: YUM Brands, Inc. (including but not limited to Taco Bell, Pizza Hut and Kentucky Fried Chicken and all of YUM Brands, Inc.’s subsidiaries), Quick Service Restaurant Holdings (and all of its brands and subsidiaries), Burger King/Hungry Jacks, Wendy’s, Culver’s, In-N-Out Burger, Sonic, Hardee’s, Checker’s, Arby’s, Long John Silver’s, Jack-in-the-Box, Popeye’s Chicken, Chick-fil-A, Domino’s Pizza, Chipotle, Q-doba, Panera Bread, Papa John’s, Potbelly, Subway, Quiznos, Dunkin’ Brands, Seven-Eleven, Tim Horton’s, Starbucks, Jamba Juice, BoJangle’s, WaWa, Five Guys, Denny’s and their respective organizations, partnerships, ventures, sister companies, franchisees, affiliates or any organization in which they have an interest and which are involved in the ready-to-eat restaurant industry anywhere in the world, or which otherwise compete with McDonald's. Executive agrees to consult with the Executive Vice President of Human

Resources, or his/her successor, for clarification as to whether or not McDonald’s views a prospective employer, consulting client or other business relationship of the Executive in the ready-to-eat industry not listed above as a Competitive Company; and (B) Executive shall not perform or provide, or assist any third party in performing or providing, Competitive Services anywhere in the world, whether directly or indirectly, as an employer, officer, director, owner, employee, partner or otherwise, of any person, entity, business, or enterprise. For the purposes of this restriction, “Competitive Services” means the design, development, manufacture, marketing or sale of a product, product line or service that competes with any product, product line or service of McDonald’s as they presently exist or as may be in existence or development on Executive’s termination date.
Executive acknowledges and agrees that, in performing services for McDonald’s, Executive is being placed in a position of trust with McDonald’s and that, because of the nature of the services to be provided by such Executive to McDonald’s, Confidential Information will become engrained in such Executive, so much so that the Executive would inevitably or inadvertently disclose such information in the event the Executive were to provide similar services to a competitor of McDonald’s. Executive agrees that he/she will notify McDonald’s prior to engaging in any way with a competitor of McDonald’s, and Executive further acknowledges and agrees that McDonald’s may contact the subsequent employer and reveal the terms of this Agreement. This Section is not meant to prevent Executive from earning a living or fostering Executive’s career, but rather to prevent any competitive business from gaining any unfair advantage from Executive’s knowledge of Confidential Information, trade secrets and/or proprietary information.
3)Covenant Not To Solicit Employees & Interfere With Business Relationships. At all times during Executive’s employment with McDonald’s and for a period of two (2) years following Executive’s termination for any reason, whether with or without cause, at the option of McDonald’s or Executive, and/or with or without notice, Executive agrees and covenants that Executive will not, on Executive’s own behalf or on behalf of any other person or entity (A) directly or indirectly, solicit for employment or assist in the solicitation of any “salaried” employee of McDonald’s, whether employed at the corporate office or in the field (including at McDonald’s restaurants); (B) provide to any prospective employer the identities of any of McDonald’s “salaried” employees; (C) assist any of McDonald’s “salaried” employees in obtaining employment with the Executive’s new employer through the dissemination of resumes or otherwise; (D) release names of any McDonald’s “salaried” employees to recruiters, headhunters or employment agencies and (E) directly or indirectly entice or induce any vendor, supplier, manufacturer, franchisee, consultant, independent contractor, service provider, or partner of McDonald’s to reduce, divert or curtail its relationship with McDonald’s. If, at any time during this two (2) year period, Executive contemplates extending an offer of employment, either directly or indirectly, to a McDonald’s “salaried” employee, Executive agrees to contact the Executive Vice President of Human Resources, or his/her successor, for approval before extending such an offer.

4)Assignment of Intellectual Property. At all times during the term of Executive’s employment with McDonald’s and continuing at all times after the termination of Executive’s employment with McDonald’s for any reason, whether with or without cause, at the option of McDonald’s or Executive, with or without notice, Executive agrees and covenants that Executive shall make prompt full written disclosure to McDonald’s and hold in trust for the sole right, benefit, and use of McDonald’s: any ideas, inventions, innovations, discoveries, improvements, developments, methods, designs, analyses, drawings, recipes, reports and all similar or related information, whether or not patentable, and any works of authorship, whether or not copyrightable, (collectively “Inventions”), that originate with Executive in whole or in part during the period of Executive’s employment. Executive agrees and acknowledges that any and all Inventions shall remain the exclusive property of McDonald’s. Executive hereby expressly and fully assigns to McDonald’s exclusive right, title and interest to all Inventions that originate with Executive in whole or in part during the period of Executive’s employment, whether written or not, and whether or not patentable or eligible for protection under copyright law, and fully waive any claims or rights Executive may have therein. Executive agrees to assist McDonald’s, at McDonald’s expense, in perfecting such transfer or assignment by taking all necessary actions and executing all documents as may be required. Executive understands that the foregoing shall not apply to Inventions (a) developed on Executive’s own time, (b) without the use of Confidential Information, proprietary information and/or trade secrets or without McDonald’s supplies, equipment, facilities, or property, and (c) that are not based on any work performed for McDonald’s or related in any way to McDonald’s business or actual or demonstrably anticipated research or development. Any assignment to McDonald’s of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights," “artist’s rights," “droit moral," or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Executive hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any right to identification of authorship or limitation on subsequent modification that Executive may have in the assigned Inventions. Executive further acknowledges that all original works of authorship that are made by him/her (solely or jointly with others) within the scope of and during the period of employment with McDonald’s and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act (17 USC §101) or under any similar concept other applicable copyright law (to the extent U.S. copyright law does not apply). The Executive’s obligations under this Section shall continue after Executive’s employment with McDonald’s is terminated, regardless of the nature or reason for such termination. The provisions of this Section shall be binding upon the Executive and the Executive’s heirs, executors and administrators.
5)Remedy for Breach. Executive acknowledges and agrees that Executive’s breach of this Agreement would cause McDonald’s irreparable harm for which there is no adequate remedy at law. Accordingly, in the event of any threatened or actual breach of this Agreement, McDonald’s shall be entitled, in addition to any and all other remedies available at law ( including without limitation recovery of damages), to enforce this Agreement by injunctive relief and by any other appropriate equitable relief in a court of competent jurisdiction. The Executive hereby consents to the issuance of injunctive relief and agrees that McDonald’s will neither be required to provide a bond or other security as a condition for such relief nor will have any liability if the relief is denied, modified, or vacated. Neither the right to obtain such relief nor the obtaining of that relief shall preclude McDonald’s from any other remedy or relief, whether at law, in equity, or otherwise, including an award of damages. The Executive agrees that the duration of the restrictions in this Agreement will be extended by the amount of time in which the Executive is in violation of any of the restrictive covenants in this Agreement. Should Executive breach this Agreement, Executive agrees to indemnify McDonald’s for all damages incurred to enforce it, including attorney fees. The right of either party to require strict performance by the other shall not be affected by any previous waiver, forbearance, or course of dealing.
6)Reformation. Executive acknowledges and agrees that should a court of competent jurisdiction find the period of time of any restrictive covenant and/or the scope for any restrictive covenant contained herein as it applies to Executive to be unreasonably broad and/or unduly restrictive, Executive agrees that the court shall have the authority to determine what is reasonable, and Executive shall abide by the court’s determination and the restrictions set by the court as though the same were originally incorporated herein.
7)Return of Property. Upon termination of Executive’s employment, for any reason, whether with or without cause, at the option of McDonald’s or Executive, with or without notice, Executive agrees to deliver to McDonald’s all documents, records, notebooks, computers, computer media and devices, phones, customer lists, price lists, advertising and promotional materials, contracts, and other data, containing Confidential Information, trade secrets, proprietary information or in any way relating to McDonald’s business and affairs, and all copies of the same, whether made by Executive or otherwise having come into Executive’s possession.
8)Validity of Covenants. Executive agrees that the covenants contained in this Agreement are reasonably necessary to protect the legitimate interests of McDonald’s, are reasonable with respect to time, scope, and geography, and do not interfere with the interests of the public. Executive acknowledges that McDonald’s is a global company and that Executive has been provided access to Confidential Information, proprietary information and/or trade secrets about McDonald’s operations. Executive further acknowledges that the responsibilities of certain McDonald’s employees, including, without limitation, those of the Executive and of other senior leaders of McDonald’s are inherently global in scope and that Executive, along with other senior leaders, present a serious post-termination global competitive threat to McDonald's regardless of their current location and job responsibilities. Executive further agrees that the descriptions of the covenants contained in this Agreement are sufficiently accurate and definite to inform Executive of the scope of the covenants.
9)Controlling Law. This Agreement shall be governed by, construed, and enforced according to the laws of Illinois, without regard to principles of conflicts of law. The parties further agree that any action brought to enforce any right or obligation under this Agreement or any action arising out of or relating to Executive’s threatened or actual breach of this Agreement shall be subject to the exclusive jurisdiction of the courts located within the geographic boundary of the Eastern Division of the United States District Court for the Northern District of Illinois. Each Party consents to the jurisdiction and venue of such courts and waives any right to object to such jurisdiction and venue.
10)Assignment. This Agreement may be assigned by McDonald’s to a successor entity in the event of a merger or consolidation of McDonald’s or in connection with a sale of all or substantially all of McDonald’s business or assets. Executive may not assign his obligations under this Agreement.
11)Severability. Each provision of this Agreement shall be considered separable. If for any reason any provision is determined to be invalid, such invalidity shall not impair or otherwise affect the validity of the other provisions of this Agreement.
12)Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter herein and supersedes any previous non-competition and non-solicitation covenants between Executive and McDonald's. This Agreement does not impair, diminish, or waive any other nondisclosure obligation or confidentiality obligation of the Executive to the Company under any other agreement, policy, plan or program of McDonald's. This Agreement may not be amended or terminated except in writing executed by both parties hereto.
13)Waiver. The failure of McDonald’s to insist upon strict adherence to any term of this Agreement (or similar agreements with other McDonald’s employees) on any occasion shall not be considered a waiver thereof or deprive McDonald’s of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
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IN WITNESS WHEREOF, the parties have signed and delivered this Agreement on the respective dates shown below.

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Executive Signature     Date

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Print Name

McDonald's Corporation

By:__________________________    _______________________
    Date

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Print Name

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